Exhibit 10.1



                                 LOAN AGREEMENT

                                  BY AND AMONG

                              AMEN PROPERTIES, INC.

                                  AS BORROWER;

                                       AND

                          MCGRAW BROTHERS INVESTMENTS,

                           MORIAH INVESTMENT PARTNERS,

                                LCM PARTNERSHIP,

                              W POWER & LIGHT, LP,

                               JAMES M. ALEXANDER,

                                 JON M. MORGAN,

                                  ERIC OLIVER,

                                  JOHN NORWOOD,

                               BRUCE E. EDGINGTON,

                              FORREST GILLIAM, JR.,

                                       AND

                                  JOHN BERGMAN,

                                 AS GUARANTORS;

                                       AND

                             WESTERN NATIONAL BANK,

                                    AS LENDER



$5,000,000.00                                                 February 28, 2005


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                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (the "AGREEMENT") is made and entered into as of this 28th day of February 2005, by and among AMEN PROPERTIES, INC, a Delaware corporation (alternatively, "AMEN" or the "BORROWER"), whose address is 303 West Wall Street, Suite 2300, Midland, Texas 79701; MCGRAW BROTHERS INVESTMENTS, a Texas general partnership, MORIAH INVESTMENT PARTNERS, a Texas general partnership, LCM PARTNERSHIP, a Texas general partnership, W POWER AND LIGHT, LP, a Delaware limited partnership, whose address is 310 West Wall Street, Suite 100, Midland, Texas 79701; JAMES M. ALEXANDER., an individual, JON M. MORGAN, an individual, whose address is 303 W. Wall Street, Suite 2300, Midland, Texas 79701; ERIC OLIVER, an individual, JOHN NORWOOD, an individual, BRUCE EDGINGTON, an individual, FORREST GILLIAM, JR., an individual, and JOHN BERGMAN, an individual, (collectively, the "GUARANTORS"); and WESTERN NATIONAL BANK, a national banking association, with offices and place of business at 508 West Wall, Suite 1100, Midland, Texas 79701 (alternatively, "WESTERN" or the "BANK").

NOTICE IS TAKEN OF THE FOLLOWING:

A. Borrower is a publicly traded company which has formed a subsidiary, W Power and Light, LP, a Delaware limited partnership (alternatively, "WPL" or the "SUBSIDIARY") to compete in the Texas retail electricity market providing said electricity, related billing services, and customer service collection and remittance services to residential and commercial customers.

B. The Borrower and the Guarantors have requested that the Lender advance a line of credit to the Borrower in order to provide interim funding for the accounts receivable of the Subsidiary. The Borrower's obligations and commitments will be secured by accounts receivables pledged by the Subsidiary. In addition, the Borrower's indebtedness will be guaranteed by each of the Subsidiary's limited partners, and those guarantees will be supported by letters of credit.

C. The Bank has agreed to accommodate the requests of the Borrower and the Guarantors, but only upon and subject to the terms and provisions which are hereinafter specified.

         NOW, THEREFORE, for and in consideration of the premises and Ten and No/100 Dollars and other good and valuable consideration granted by the Bank to the Borrower, which is of direct and material benefit to Guarantors, the receipt and sufficiency of which is specifically acknowledged by the Borrower and Guarantors, the parties do hereby agree as follows:

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                                    ARTICLE I
                               DEFINITION OF TERMS

         In addition to those terms defined in the preamble and the recitations found above, the following terms shall have the respective meanings indicated below for purposes of this Agreement:


         1.01. ADVANCE: The disbursement of a sum loaned or to be loaned by Bank to the Borrower pursuant to this Agreement.

         1.02. AGREEMENT: This Loan Agreement, as amended, supplemented, or otherwise modified from time to time.

         1.03. BANK LIENS: The Liens in favor of Bank, securing all or any portion of the Obligation, including, without limitation, rights in any of the Collateral created in favor of Bank, whether by mortgage, pledge, hypothecation, assignment, transfer or other granting or creation of Liens.

         1.04. BORROWING BASE: The lesser of the following amounts: (a) the face amount of the Note, or (b) the Adjusted Eligible Accounts established pursuant to the terms of Section 3.07 of this Agreement plus $500,000.00 availability for issuance of Letters of Credit.

         1.05. BUSINESS DAY: Every day (other than Saturday or Sunday) on which Bank is open to the public generally for the transaction of banking business.

         1.06. CAP: The sum of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00), which, regardless of the face amount of the Note and the Borrowing Base is the maximum amount that the Bank has agreed to advance to the Borrower under the terms of this Agreement, as of the execution hereof.

         1.07. COLLATERAL: All of the items and types of property described in the Loan Documents conveyed by the Borrower and WPL to Western to secure full and complete payment and performance of the Obligation.

         1.08. CURRENT ASSETS: The current assets of any person shall mean, as of any date, the current assets that would be reflected on a balance sheet of that person prepared as of any date in conformity with GAAP.

         1.09. CURRENT LIABILITIES: The current liabilities that would be reflected on a balance sheet of any person prepared as of any date in conformity with GAAP.

         1.10. DEBT: As to any person, all liabilities, obligations, and indebtedness to any person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed, or otherwise.

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         1.11. DEBT SERVICE COVERAGE RATIO: As to any person,  the ratio of Cash
Flow,  subsequent  to  effecting  any  permissible  distributions,   during  any
specified time period, to those payments of principal and interest required under the Note for the same time period.

         1.12. EVENT OF DEFAULT: Any one of those events described in Article VIII below giving rise to a breach by the Borrower or any of the Guarantors of the terms of this Agreement.

         1.13. FINANCING STATEMENT: The financing statement or financing statements (prepared upon standard Uniform Commercial Code forms), executed and delivered by the Borrower and the Guarantors in connection with any security agreements or assignments relating to the Loan.

         1.14. GAAP: Generally accepted accounting principles consistently applied.

         1.15. GOVERNMENTAL AUTHORITY: The United States of America, the State of Texas, the County of Midland, Texas, the City of Midland, Texas, or any agency, department, commission, bureau or instrumentality of any of them.

         1.16. GUARANTORS: All of the Guarantors acting individually pursuant to the Guaranty Agreements to be executed at closing.

         1.17. GUARANTY AGREEMENTS: Collectively, the instruments to be executed by each of the Guarantors at closing as additional security for the Loan. For purposes of this Agreement, the Guaranty Agreements of the Guarantors shall guaranty the performance of the Borrower, without limitation.

         1.18. HIGHEST LAWFUL RATE: The maximum nonusurious rate of interest (or, if the context so requires, an amount calculated at such rate) that Bank is allowed to contract for, charge, take, reserve, or receive under applicable law after taking into account, to the extent required by applicable law, any and all relevant payments or charges under the Loan Documents.

         1.19. LIEN: Any lien, mortgage, security interest, charge, or encumbrance of any kind, including, without limitation, the rights of a vendor, lessor, or similar party under any conditional sales agreement or other title retention agreement or lease substantially equivalent thereto, any other right of, or arrangement with, any creditor to have its claim satisfied out of any property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

         1.20. LOAN: The obligations of the Borrower to the Bank under that certain Revolving Line of Credit Note, dated February 25, 2005, in the original principal amount of $5,000,000.00, evidenced by the Note, of even date herewith, in the original principal amount of $5,000,000.00 which is described in greater detail in Article III below.

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         1.21.   LOAN  DOCUMENTS:   This  Agreement,   the  Note,  the  Security
Agreements, the Financing Statements, the Guaranty Agreements and all other agreements or assignments reasonably required by Bank which secure or relate to the Loan.

         1.22. LOAN PARTIES: Collectively, the Borrower and the Guarantors.

         1.23. MATERIAL ADVERSE CHANGE: Any set of circumstances or events that:
(i) will or could reasonably be expected to have any significant effect upon the validity, performance, or enforceability of any Loan Document; (ii) is or could reasonably be expected to be material and adverse to the financial condition or business operations of the Borrower or any of the Guarantors; (iii) will or could reasonably be expected to impair the ability of the Borrower or any of the Guarantors to fulfill its obligations under the terms and conditions of the Loan Documents; or (iv) will or could reasonably be expected to cause an Event of Default.

         1.24. MATERIAL AGREEMENT: Any material written or oral agreement, contract, commitment, or understanding to which any person is a party, having an annualized value of Twenty-Five Thousand and No/100 Dollars ($25,000.00) or more, by which such person is directly or indirectly bound, or to which any assets of such person may be subject, which is not subject to cancellation by such person upon 30 days or less notice without liability for further payment other than nominal penalty.

         1.25. MATURITY DATE: MARCH 31, 2008, being the final maturity date when all of the outstanding principal and accrued interest then due under the Revolver Loan shall be finally due and payable.

         1.26. NOTE: The certain Revolving Line of Credit Note, of even date with this Agreement, in the original amount of Five Million and No/100 Dollars ($5,000,000.00).

         1.27. OBLIGATION: All present and future indebtedness, obligations and liabilities, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to Bank by the Borrower and the Guarantors, arising from, by virtue of, or pursuant to any Loan Document, together with all interest accruing thereon and costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof, whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several or were, prior to acquisition thereof by Bank, owed to some other person.

         1.28.  SECURITY  AGREEMENTS:  Those  instruments  to be executed by the
Borrower and the Subsidiary, under which they grant to Western a security interest in the following types of Collateral: (i) all of their accounts receivable, chattel paper, documents and instruments; (ii) all general intangibles; (iii) any related or additional property from time to time delivered to or deposited with Western expressly securing the Obligation; (iv) all property in any state or condition used or usable in connection with any property referred to in (i) through (vi) above; (v) all policies of insurance (whether or not required by Western) covering any of their property; (vi) all proceeds, products, replacements, additions to, substitutions for, accessions of, and property necessary for the operation of any of the foregoing, including, without limitation, insurance payable as a result of loss or damage to the foregoing property and any proceeds thereunder, refunds or unearned premiums of any such insurance policy, and claims against third parties; (vii) all books and records related to any of the foregoing, including without limitation any and all books of account, customer lists and other records relating in any way to the accounts and inventory; and (viii) any of the aforementioned collateral hereafter acquired by any of them as well as Collateral which they now own or in which they otherwise have rights related to any property of the type and character described above.

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         1.29.  TANGIBLE NET WORTH:  The sum of any person's total assets,  less that person's total liabilities and intangible assets. "INTANGIBLE ASSETS" shall mean those assets that are: (a) organizational costs; (b) accounts or notes receivable from officers or stockholders, shareholders, partners, members, or other holders of equity interests; (b) deferred assets, other than prepaid insurance and prepaid taxes; and (c) patents, copyrights, trademarks, trade
names,   franchises,   goodwill  (including   capitalization  of  noncompetition
agreements net of amortization), experimental expenses and other similar assets that would be classified as intangible assets on a balance sheet prepared in conformity with GAAP.

         1.30. OTHER DEFINITIONAL PROVISIONS:

                  A. All terms defined in this Agreement shall have the above described meanings when used in any other Loan Document or in any certificate, report or other document made or delivered pursuant to this Agreement, unless same shall otherwise expressly require.

                  B. Terms used herein in the singular shall import the plural and VICE VERSA.

                  C. Terms not specifically defined herein shall have the meanings accorded them under generally accepted accounting principles, or the Texas Uniform Commercial Code, as appropriate.

                  D. The words "hereof," "herein," "hereto," "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

                                   ARTICLE II
                             SCHEDULES AND EXHIBITS

         Attached hereto are the following Schedule and Exhibits, the terms of which are for all purposes incorporated herein by reference:

                  Exhibit "A"         Form of Borrowing Base Certificate
                  Exhibit "B"         Form of Compliance Certificate


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                                   ARTICLE III
                             THE ORIGINAL OBLIGATION

         3.01. THE REVOLVER LOAN. Bank hereby agrees to lend to the Borrower (and the Borrower hereby agrees to borrow from Bank) the Loan, to be in the original principal amount of Five Million and No/100 Dollars ($5,000,000.00) and subject to the terms and provisions of this Agreement, such sum to be evidenced by the Note.

         3.02. LIMITATIONS ON ADVANCES AND BORROWER'S LIABILITY. Borrower's liability for repayment of the interest on account of the Loan shall be limited to and calculated with respect to proceeds from the Note actually advanced to Borrower pursuant to the terms of this Agreement and only from the date or dates of such Advances. Loan proceeds advanced by Bank (acting in its sole discretion upon the occurrence of an Event of Default) by journal entry to pay interest, financing costs, and any other costs associated with foreclosure, as well as Loan proceeds advanced directly by Bank to pay costs or expenses required to be paid by Borrower pursuant to this Agreement, shall constitute actual Advances to Borrower.

         3.06. ORIGINAL OBLIGATION. The Advances to be made under the Loan shall
constitute   Borrower's  Original  Obligation  to  Bank  for  purposes  of  this
Agreement.

         3.07. BORROWING BASE. At any time, and from time to time, the amounts outstanding under the Note shall not exceed the lesser of: (a) the face amount of the Note; or (b) the Borrowing Base, as determined from time to time by the Bank, acting in its sole and unlimited discretion (said lesser amount being referred to herein as the "COMMITMENT"). As used in this Agreement, the term "BORROWING BASE" shall mean an amount equal to seventy-five percent (75%) of the Eligible Accounts of Borrower and the Subsidiary.

         For the purposes of this Agreement, the term "ELIGIBLE ACCOUNT" shall mean an account receivable of the Borrower or the Subsidiary (net of any credit balance, trade discount, or unbilled amount or retention) for which each of the following statements is accurate and complete (and the Borrower and the Subsidiary, by including such account receivable in any computation of the Borrowing Base shall be deemed to represent and warrant to the Bank the accuracy and completeness of such statements):

                           a. Said account receivable is a binding and valid obligation of the obligor thereon, in full force and effect, and enforceable in accordance with its terms;

                           b. Said account receivable is genuine, in all respects, as appearing on its face as represented in the books and records of Loan Parties, and all information set forth therein is true and correct;

                           c. Said account receivable is free of all default of any party thereto, counterclaims, offsets, and defenses, and from any rescission, cancellation, or avoidance, and all right thereof, whether by operation of law or otherwise;

                           D. The payment of said account receivable is not more than ninety (90) days past due the invoice date thereof;

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                           e.       Said   account   receivable   is   free   of
                                    concessions  or   understandings   with  the
                                    obligor thereon of any kind not disclosed to and approved by the Bank in writing;

                           f. Said account receivable is, and at all times will be, free and clear of all liens except those in favor of the Bank;

                           g. Said account receivable is not a receivable arising from intercompany indebtedness existing between or among any of the Loan Parties;

                           h. Said account receivable is derived from sales made or services rendered to the
                                    obligor  in  the  ordinary   course  of  the
                                    business of the Loan Parties;

                           i. The obligor on said account receivable (i) is located within the United States or the District of Columbia; (ii) is not the subject of any Bankruptcy or insolvency proceeding, nor has a trustee or receiver been appointed for all or a substantial part of its property, nor has said obligor made an assignment for the benefit of creditors, admitted its inability to pay its debts as they mature or suspended its business, (iii) is not affiliated, directly or indirectly, with AMEN or WPL as a subsidiary or affiliate, employee or otherwise; and (iv) is not a state or federal government department, commission, board, bureau, or agency; and

                           j. Said account receivable did not arise from sales to an obligor as to whom ten percent (10%) or more of the total accounts receivable owing by such obligor to the Loan Parties are delinquent accounts receivable (that is, an account that is more than ninety (100) days delinquent).

         During the period from the date of this Agreement until March 31, 2005, the amount of the Borrowing Base for borrowings under the Revolver Note will be the lesser amount of: (a) $5,000,000.00 or (b) seventy-five percent (75%) of the Eligible Accounts of Borrower and the Subsidiary. Within thirty (30) days of March 31, 2005, and thereafter within thirty (30) days of each month end, Borrower shall submit to the Bank a completed Borrowing Base Certificate, prepared upon the form attached hereto as Exhibit "A." Also, discounted from the Borrowing Base will be those face amounts of any outstanding Letters of Credit issued by the Bank for the benefit of the Borrower. Upon receipt of a completed version of the Borrowing Base Certificate, the Bank shall redetermine the Borrowing Base, in the exercise of its sole discretion and in accordance with its customary practices and standards for loans of a similar nature. The Bank specifically reserves the right to discount all or part of any receivable from the Borrowing Base calculations. Each redetermination of the Borrowing Base shall be effective and applicable for the purposes of this Agreement until the effective date of the next redetermination of the Borrowing Base.

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

         If the aggregate amounts outstanding under the Revolver Note exceeds the Revolver Commitment at any time, the Bank shall provide written notice of that event to the Borrower. On or before the tenth (10th) day following receipt of such notification by the Borrower, Borrower shall either (a) make a mandatory payment to the Bank of the principal of the Note in an amount at least equal to the amount necessary to cause the outstanding principal balance of the Note to be less than or equal to the Borrowing Base or (b) create liens on other assets of the Borrower, satisfactory in nature, quantity, and value to the Bank, acting in its sole discretion.

         3.08. LIMITATION TO CAP. Regardless of the face amount of the Revolver Note and the Borrowing Base, as presently determined or subsequently determined, Borrowers and the Bank acknowledge and agree that the Bank will not be required to advance any amount under the Revolver Loan in excess of the Cap.

                                   ARTICLE IV
                                COLLATERALIZATION

         4.01. COLLATERAL. To secure full and complete payment and performance of the Obligation, Borrower and WPL hereby grant, convey to, and create in favor of Bank Liens in, to, and on all of the property covered by the Security Agreement (the "COLLATERAL").

         4.02. GUARANTY AGREEMENTS. In addition to the Borrower's grant of a security interest in the collateral, Borrower's performance under the loan shall be supported by the execution by the Guarantors of the Guaranty Agreements. The Guaranty Agreement under which WPL guarantees the Obligation will be unlimited. The Guaranty Agreement of each of the other Guarantors will be up to, but not to exceed the following amounts:

                          McGraw Brothers Investments      $1,000,000.00
                          Moriah Investment Partners       $1,000,000.00
                          Jon M. Morgan                    $  562,480.00
                          Eric Oliver                      $  562,520.00
                          John Norwood                     $  500,000.00
                          LCM Partnership                  $  250,000.00
                          Forrest Gilliam, Jr.             $  500,000.00
                          John Bergman                     $  250,000.00
                          James M. Alexander               $  250,000.00
                          Bruce E. Edgington               $  125,000.00

         4.03. LETTERS OF CREDIT. To provide support for their performances under the Guaranty Agreements, each of the Guarantors other than WPL shall provide to the Bank a letter of credit, of even date herewith, each of which shall cover, at a minimum, at least one-half of the amount covered by each Guaranty Agreement (collectively, the "LETTERS OF CREDIT").


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                                    ARTICLE V
                                  THE ADVANCES

         5.01. LOAN LIMITATIONS. Notwithstanding anything stated herein to the contrary, in no event shall Bank be obligated to advance to Borrower hereunder or under the Loan Documents any amounts in excess of the lesser of:

                           a.       The Loan Amount; or

                           b.       The  maximum  amount Bank may advance to any
                                    borrower   under   applicable    regulations
                                    governing Bank.

         5.02. CONDITIONS PRECEDENT. The obligation of Bank to make each Advance hereunder, including the Initial Advance, shall be subject to the prior or simultaneous occurrence or satisfaction of each of the following conditions:

                           a. Bank shall have received from Borrower all of the Loan Documents duly executed by Borrower, and the Loan Documents shall remain outstanding and enforceable in accordance with their terms, all as required hereunder.

                           b. The representations and warranties made by Borrower, which are set forth in Article VI, shall be true and correct in every material respect as of the date of each Advance, and if requested by Bank, Borrower shall give a certificate to Bank to that effect.

                           c. The covenants made by Borrower to Bank, which are set forth in Article VII hereof, shall have been fully complied with, except as such compliance may be limited by the passage of time.

                           d. No Event of Default under the Loan Documents shall currently exist.

                           e. If required by the Bank, Borrower shall have furnished to Bank certified copies of resolutions of Borrower authorizing execution, delivery, and performance of all of the Loan Documents and authorizing the borrowing hereunder, along with, regardless of the nature of the borrowing entity, such certificates of existence, certificates of good standing, and other certificates or documents a Bank may reasonably require to evidence Borrower's authority.

                           f. If requested by Bank, Borrower shall have furnished to Bank an opinion of counsel for Borrower to the effect that:

                                    i.       The Borrower and the Subsidiary are
                                             duly organized and validly existing
                                             in good standing  under the laws of
                                             the  State  of  Delaware.  Borrower
                                             possesses  full power and authority
                                             to perform  Borrower's  obligations
                                             hereunder;

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

                                    ii.      The Loan  Documents  have been duly
                                             authorized, executed, and delivered
                                             by  Borrower  and   constitute  the
                                             valid and  binding  obligations  of
                                             Borrower,   not   subject   to  any
                                             defense based upon usury,  capacity
                                             of the Borrower, or otherwise;

                                    iii.     the Loan Documents are  enforceable
                                             in accordance with their respective
                                             terms,   except   as   limited   by
                                             Bankruptcy,  insolvency,  and other
                                             laws  affecting  creditors'  rights
                                             generally,  and except that certain
                                             remedial  provisions thereof may be
                                             limited by the laws of the State of
                                             Texas;

                                    iv.      such  counsel is  neither  handling
                                             nor  has   knowledge   of  actions,
                                             suits,  or  proceedings  pending or
                                             threatened   against  or  affecting
                                             Borrower or involving the priority,
                                             validity,  or enforceability of the
                                             liens or security interests arising
                                             out of the Loan Documents;

                                    v.       to the  knowledge of such  counsel,
                                             after reasonable inquiry,  Borrower
                                             is not in default  with  respect to
                                             any order, writ, injunction, decree
                                             or  demand  of  any  court  of  any
                                             Governmental Authority;

                                    vi.      to the  knowledge of such  counsel,
                                             after   reasonable   inquiry,   the
                                             consummation  of  the  transactions
                                             hereby    contemplated    and   the
                                             performance  of this Agreement will
                                             not  violate  or   contravene   any
                                             provision of the agreement creating
                                             or    governing     the    business
                                             operations of Borrower and will not
                                             result   in  any   breach   of,  or
                                             constitute  a  default  under,  any
                                             mortgage,  deed  of  trust,  lease,
                                             Bank loan, or credit agreement,  or
                                             other   instrument   to  which  the
                                             Borrower is a party or by which the
                                             Borrower  may be bound or affected;
                                             and

                                    vii.     such  other  matters  as  Bank  may
                                             reasonably request.

                           g.       Bank shall have  received  from the Borrower
                                    such  other   instruments,   evidence,   and
                                    certificates as it may reasonably require.

                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF BORROWER

         Borrower and Guarantors jointly and severally represent and warrant to Western that:

         6.01. LEGAL COMPLIANCE. Borrower has no knowledge of any violation of any law, ordinance, order, rule, or regulation of any Governmental Authority that exists with respect to any real property leased or owned by the Borrower; the use thereof complies with all applicable zoning ordinances, regulations, and restrictive covenants affecting the that real property; and all laws, ordinances, orders, rules and regulations of all Governmental Authorities for such use have been or will be satisfied.

         6.02. FINANCIAL STATEMENTS. The financial statements and information regarding the financial condition of the Borrower and Guarantors heretofore delivered to Bank are true and correct in all material respects, having been prepared for federal income tax purposes with respect to the Borrower and Guarantors, and fairly and accurately present the financial condition of the Borrower and Guarantors as of the date thereof; no Material Adverse Change has occurred in the financial condition of the Borrower and Guarantors reflected therein since the date thereof; and no additional borrowing has been made or committed to by the Borrower and Guarantors since the date thereof other than the borrowing contemplated hereby.

         6.03. PENDING LITIGATION. No actions, suits or proceedings are pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower, or the priority of the liens thereof, at law or in equity, or before or by any Governmental Authority, except actions, suits and proceedings fully covered by insurance, or which, if adversely determined, would not impair the ability of the Borrower to pay when due any amounts included in the Obligation.

         6.04. ABSENCE OF GOVERNMENTAL DEFAULT. The Borrower is not in default with respect to any order writ, injunction, decree or demand of any court of any Governmental Authority.

         6.05.  ABSENCE OF EVENT OF DEFAULT.  No Event of Default (as defined in
Article VIII hereof) has occurred and is continuing, and no event has occurred and is continuing which with notice or the passage of time or both would constitute an Event of Default hereunder, which has not been cured to the satisfaction of Bank.

         6.06. ORGANIZATION. The Borrower is duly organized and validly existing in good standing under the laws of the state of its organization and is in good standing under the laws of the states in which qualification is necessary for it to transact business. The Borrower has full power and authority to enter into and perform Borrower's obligations under the Loan Documents, including the making of the borrowing contemplated hereby; and the Loan Documents to which the Borrower is a party, when executed, will have been, and shall continue to be as long as the Loan is outstanding, duly authorized, executed and delivered by the Borrower and constitute Borrower's valid and binding obligations, enforceable against Borrower in accordance with its respective terms, not subject to any defense based upon usury, capacity of the Borrower, or otherwise.

         6.07. ABSENCE OF DEFAULT UNDER OTHER AGREEMENTS. The consummation of the transactions contemplated by, and the performance of, this Agreement and the Loan Documents will not violate or contravene any provision of any instrument creating or governing the business operations of the Borrower and will not result in a breach of, or constitute a default under, any mortgage, deed of trust, lease, Bank loan or credit agreement or other instrument to which the Borrower is a party or by which the Borrower may be bound or affected.

         6.08. NO CONSENT NECESSARY. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of the transactions contemplated by this Agreement or the instruments executed in connection herewith which have not previously been obtained.

         6.09. USE OF PROCEEDS. The Borrower has entered into this Agreement consistent with its duly authorized purposes and will use the proceeds of the Loan made pursuant to this Agreement as provided herein as principal for its own account and for business and commercial purposes as such terms are used in the Consumer Credit Protection Act (and the Truth in Lending Act forming a part thereof).

                                   ARTICLE VII
                            COVENANTS OF LOAN PARTIES

         7.01. LOAN PARTIES' AFFIRMATIVE COVENANTS. Until the Note and other liabilities of the Borrower and the Guarantors hereunder are paid in full, the Borrower and Guarantors agree that they shall fulfill the following covenants:

         a. The Borrower shall furnish to Western, within one hundred and twenty (120) days after the close of each fiscal year, beginning with the fiscal year ending December 31, 2004, copies of consolidated financial statements which will include a balance sheet and statements of operations setting forth the financial position of the Borrower, the Subsidiary, and all of their affiliates and subsidiaries as of the end of such fiscal year and all of the debts, liabilities and obligations owing by the Borrower and the Subsidiary during such period, which shall have been audited by independent certified public accountants selected by the Borrower satisfactory to Bank, said statements to be accompanied by certificates of compliance executed by the President or Chief Financial Officer of the Borrower;

         b. The Borrower shall furnish to Western, within forty-five (45) days of the end of each fiscal quarter, with the first quarter ending on March 31, 2005, copies of consolidated financial statements which will include a balance sheet and statements of operations setting forth the financial position of the Borrower, the Subsidiary, and all of their affiliates and subsidiaries as of the end of such fiscal year and all of the debts, liabilities and obligations owing by the Borrower and the Subsidiary during such period, which shall have been audited by independent certified public accountants selected by the Borrower satisfactory to Bank, said statements to be accompanied by certificates of compliance executed by the President or Chief Financial Officer of the Borrower;

         c. The Subsidiary of shall furnish to Western, within thirty (30) days after the end of each calendar month, with the first month ending on March 31, 2005, copies of internally prepared financial statements to consist of a balance sheet, income statement, accounts receivable and accounts payable aging reports;

         d. The Borrower and the Subsidiary shall furnish to Bank, within thirty (30) days of the end of each calendar month, with the first to be due for the month ending March 31, 2005, the Borrowing Base Certificate described in Article III, Section
                  3.05 above, which Borrowing Base Certificate shall include an aging report on all Eligible Accounts;

         e. The Borrower shall furnish to Western, within thirty (30) days of transmitting any tax return to any governmental authority, beginning December 31, 2005, a copy of that tax return;

         f. Beginning on December 31, 2005, the Borrower shall maintain a consolidated Debt Service Coverage Ratio of at least 1.1 to 1.0, measured annually;

         g. The Borrower and the Subsidiary shall maintain all of their primary deposit accounts with the Bank;

         h. Each of the Guarantors shall provide to Western a letter of credit in an amount sufficient to support one-half of their respective Guaranty Agreement with a minimum maturity of one year, to be renewed annually and to remain in full force until the maturity date of this Agreement.

         i. The Borrower shall pay all reasonable legal fees incurred by the Bank in connection with the preparation of this Agreement, the Note, and all other agreements and documents contemplated hereby or thereby. The Loan Parties will, upon request, promptly reimburse the Bank for all amounts expended, advanced or incurred by the Bank to satisfy any obligation of the Loan Parties under this Agreement or the Note. The Loan Parties shall pay all reasonable legal fees incurred by the Bank to collect the Note or to enforce the rights of the Bank under this Agreement or any other instruments referred to or mentioned herein or therein or executed in connection herewith or therewith, which amounts will include all court costs, attorneys' fees, fees of auditors and accountants, and investigation expenses reasonably incurred by the Bank from third parties in connection with any such matters, together with interest at the Highest Lawful Rate on each such amount from the date that the same is expended, advanced or incurred by the Bank until the date it is repaid to the Bank;

         j. The Borrower shall observe and comply with all laws statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, certificates, franchises, permits, licenses, authorizations, rules, regulations, directions and requirements of all federal, state, county, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers, domestic and foreign. The Loan Parties reserve the right to contest in good faith, by appropriate proceedings diligently conducted, any of the foregoing; and

         k. The Borrower shall promptly cure any defects in the execution and delivery of this Agreement, the Note, or any other instrument or instruments referred to or mentioned herein or therein. The Loan Parties will immediately execute and deliver, upon request of the Bank, all such further documents or agreements or instruments in compliance with or accomplishment of the covenants and agreements of the Loan Parties in this Agreement.

         7.02. LOAN PARTIES' NEGATIVE COVENANTS. Until the expiration or termination of the credit extended hereunder, and thereafter until the Note and other liabilities of Borrower and Guarantors hereunder are paid in full or unless the Bank shall otherwise consent in writing, the Loan Parties agree that:

         a. Neither the Borrower nor the Subsidiary shall incur, create, assume or suffer to exist any debts, liens, or encumbrances without first obtaining the prior written consent of the Bank, not to be unreasonably withheld.

         b. Neither Borrower nor the Subsidiary shall guarantee, endorse, or otherwise become liable upon any material obligations of any other person, by the endorsement of negotiable instrument for deposit or collection, other than the Obligations imposed under this Agreement.

         c. Without first obtaining the written consent of the Bank, not to be unreasonably withheld, neither the Borrower nor the Subsidiary shall make a conveyance of any substantial assets to any third party, save and except for any assets of nominal value no longer needed in their business, and except for conveyances made for adequate consideration in the normal course of business.

         d. Neither the Borrower nor the Subsidiary shall enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any affiliate or related entity unless such transaction is otherwise permitted under this Agreement or is in the ordinary course of their business and is upon fair and reasonable terms no less favorable to them than they would obtain in a comparable arm's length transaction with an entity not affiliated or related.

         e. Neither Borrower nor the Subsidiary shall declare or pay any dividend, purchase, redeem, or otherwise acquire for value any of the stock or partnership interests of any of the Guarantors now or hereafter outstanding, return any capital to their shareholders or partners, or make any distribution of their assets to their shareholders or partners as such, or permit any subsidiary to purchase or otherwise acquire for value any stock or partnership interests of the Guarantors.

         f. Neither Borrower nor the Subsidiary shall discount or sell with recourse, or sell for less than the greater of the face or market value thereof, any notes or accounts receivable.

         g. Neither Borrower nor the Subsidiary shall create any new class of stock, whether common or preferred, nor issue any additional common or preferred stock, nor grant any stock options covering any stock of the Guarantors.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

         8.01. DEFINITION. The following shall constitute "Events of Default" hereunder:

         a. If either the Borrower or any of the Guarantors fails to timely pay, within three (3) days of its due date, any installment of principal or interest on the Note when due or shall fail to timely pay any other indebtedness secured by the Loan Documents when due;

         b. If either the Borrower or any of the Guarantors fails to fulfill any of the terms, provisions, or requirements of any Material Agreement;

         c. If either the Borrower or any of the Guarantors fails to comply with any of the covenants, duties, or obligations of Borrower or such Guarantors, and such failure continues for thirty (30) days after the delivery of written notice to the relevant Borrower or Guarantor;

         d. If a default, including the passage of any applicable notice and cure periods, occurs under any of the Loan Documents;

         e. If at any time any representation or warranty made by any of the Loan Parties is materially incorrect;

         f.       If either the Borrower or any of the Guarantors:

                   i. applies for or consents to the appointment of a receiver, trustee, or liquidator,

                  ii. is unable or admits in writing its inability to pay its debts as they mature,

                 iii.      makes  a  general   assignment  for  the  benefit  of
                           creditors,

                  iv.      is adjudicated bankrupt or insolvent, or

                   v. files a voluntary petition in bankruptcy or file a petition or answer seeking reorganization or an arrangement with creditors or take advantage of any insolvency law or files an answer admitting the material allegations of a petition filed against it in any bankruptcy or insolvency proceeding, or any action shall be taken by either Borrower or any of the Guarantors for the purpose of effecting any of the foregoing;

         g. If an order, judgment or decree shall be entered, without the application, approval, or consent of either Borrower or any of the Guarantors by any court of competent jurisdiction, appointing a receiver, trustee or liquidator of the Borrower or any of the Guarantors or of all or a substantial part of the assets of any of the Loan Parties, and such order, judgment, or decree shall continue unstayed and in effect for any period of sixty (60) consecutive days;

         h. If any Loan Party executes any conditional bill of sale, chattel mortgage, or other security instrument covering any materials, fixtures, or articles intended to be incorporated in the Premises or the appurtenances thereto, or covering articles of personal property placed in the Premises, or files a financial statement publishing notice of such security instrument, or if any of such materials, fixtures, or articles be not purchased so that the ownership thereof will vest unconditionally in the relevant Loan Party, free from encumbrances, on delivery at the Premises and payment of the purchase price upon customary terms (not more than thirty (30) days), or if a Loan Party does not produce to Bank upon reasonable demand true and correct copies of the contracts, bills of sale, statements, receipted vouchers, or agreements, or any of them, under which that Loan Party claims title to such materials, fixtures, and articles;

         i. If any Loan Party defaults under any other loan documents representing, evidencing, or securing any other loan made to that Loan Party; or

         j. If a Loan Party fails to comply with any requirement of any Governmental Authority within thirty (30) days after notice in writing of such requirement shall have been received by that Loan Party.

         8.02. REMEDIES. Upon the occurrence of any Event of Default described in Section 8.01, the lending obligations, if any, of Bank hereunder shall immediately terminate, and the entire principal amount of all Obligations outstanding together with interest then accrued and unpaid thereon shall become immediately due and payable, all without demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intention to accelerate maturity or notice of acceleration of maturity, or any other notice of default of any kind, all of which are hereby expressly waived by the Loan Parties.

         8.03. NON-COMPLIANCE. Should Borrower be in default of, or fail to comply with any covenant contained in this Loan Agreement, and if Borrower shall fail to cure such default or failure to comply with such covenant, within ten
(10) days after the receipt of written notice of such default or failure to comply, then, Bank may at Bank's option, increase the interest rate provided for in the Note to reflect the increased monitoring by Bank and increased risk to Bank of Borrower's non-compliance. Bank may increase the interest rate an additional one percent for failure to comply with reporting requirements regarding Financial Statement and Other Information as required by the Loan Agreement, and an additional one percent for Borrower's non-compliance with performance standards detailed in the Financial Covenants contained in the Loan Agreement. Nothing in this paragraph shall require or obligate Bank to exercise this option to increase the interest rate on the Note in lieu of any other remedy available to Bank, including that of acceleration of the Note. If the interest rate on the Note is increased as provided for in this paragraph, and thereafter Borrower achieves compliance with all of its covenants contained in this Loan Agreement, then Bank, upon Borrower's written request, will reinstate the interest rate provided for in the Note.

         8.04. RIGHT OF SETOFF. Upon the occurrence and during the continuance of any Event of Default, or if any Loan Party becomes insolvent, however evidenced, Bank is hereby authorized at any time and from time to time, without prior notice to any Loan Party (any such notice being expressly waived by the Loan Parties), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank to or for the credit or the account of the Loan Parties against any and all of the Obligations, irrespective of whether or not Bank shall have made any demand under this Agreement or the Note and although such Obligations may be unmatured. Bank agrees promptly to notify the affected Loan Parties after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Bank under this Section 8.03 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Bank may have.

         8.05. DELEGATION OF DUTIES AND RIGHTS. Bank may perform any of its duties or exercise any of its Rights under the Loan Papers by or through its officers, directors, employees, attorneys, agents or other representatives.

         8.06. BANK NOT IN CONTROL. None of the covenants or other provisions contained in this Agreement or the other Loan Papers shall, or shall be deemed to, give Bank the Right to exercise control over the affairs or management of any of the Loan Parties.

         8.07. WAIVERS BY BANK. The Loan Parties specifically recognize and agree that the acceptance by Bank at any time and from time to time of part payment on the Obligation shall not be deemed to be a waiver of any Event of Default then existing. No waiver by Bank of any Event of Default shall be deemed to be a waiver of any other then-existing or subsequent Event of Default. No delay or omission by Bank in exercising any right under this Agreement or any of the other Loan Documents shall impair such Right or be construed as a waiver thereof or any acquiescence therein.

         8.08. CUMULATIVE RIGHTS. All rights available to Bank under this Agreement and the other Loan Documents are cumulative of, and in addition to, all other rights available to Bank at law or in equity. The exercise or partial exercise of any such right shall not preclude the exercise of any other right under the Loan Documents or otherwise.

         8.09. EXPENDITURES BY BANK. All court costs, reasonable attorneys' fees, other costs of collection, and other sums spent by Bank pursuant to the exercise of any right provided herein shall be payable to Bank on demand, shall become part of the Obligation, and shall bear interest at the Highest Lawful Rate per annum on each such amount commencing on the date notice of such claims, judgments, costs, charges or attorneys' fees is given to Borrower by Bank until the date paid by Borrower.

                                   ARTICLE IX
                   BANK'S DISCLAIMERS - BORROWER'S INDEMNITIES

         9.01. LIMITATION ON INTEREST. All agreements between Borrower and Bank, whether now existing or hereby arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity of the Loan or otherwise, shall the amount paid, or agreed to be paid, to Bank for the use, forbearance or detention of the money to be loaned hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein or in the Note, or in any other Loan Documents, exceed the Highest Lawful Rate. If under any circumstance whatsoever fulfillment of any provision hereof or of the Note, or other Loan Documents, at the time performance of such provision shall be due, shall involve transcending the Highest Lawful Rate, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstance Bank shall ever receive as interest or otherwise an amount which would exceed the Highest Lawful Rate, the amount, if any, which would exceed the Highest Lawful Rate shall be applied to the reduction of the principal amount owing on account of the Loan or on account of any other principal indebtedness of Borrower to Bank, and not to the payment of interest, or, if such excessive interest exceeds the unpaid balance of principal hereof and such other indebtedness, the amount of such excessive interest that exceeds the unpaid balance of principal hereof and such other indebtedness shall be refunded to Borrower. All sums paid or agreed to be paid to Bank for the use, forbearance, or detention of the indebtedness of Borrower to Bank shall be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of such indebtedness is uniform throughout the term thereof and, in conjunction therewith, if the Loan should ever be deemed to consist of two or more loans, then any sum paid or agreed to be paid to Bank for the use, forbearance, or detention of the indebtedness of Borrower to Bank which is deemed to be excessive interest with respect to one or more of such loans shall be allocated to the loan or loans for which the Highest Lawful Rate has not been contracted for, charged, or received or for which no maximum rate of interest exists.

         9.02. BORROWER'S MANAGEMENT. Any term or condition hereof, or of any of the Loan Documents to the contrary notwithstanding, Bank shall not have, and by its execution and acceptance of this Agreement hereby expressly disclaims, any obligation or responsibility for the management, conduct or operation of the business and affairs of the Borrower; and any term or condition hereof, or of any of the Loan Documents, permitting Bank to disburse funds, whether from the proceeds of the Loan or otherwise, or to take or refrain from taking any action with respect to either Borrower, the Improvements or any other collateral for repayment of the Loan, shall be deemed to be solely to permit Bank to audit and review the management, operation, and conduct of the business and affairs of either Borrower, and to maintain and preserve the security given by either Borrower to Bank for the Loan, and may not be relied upon by any other person. Further, Bank shall not have, has not assumed, and by its execution and acceptance of this Agreement hereby expressly disclaims any liability or responsibility for the payment or performance of any indebtedness or obligation of either Borrower, and no term or condition hereof, or of any of the Loan Documents, shall be construed otherwise. Borrower hereby expressly acknowledges that no term or condition hereof, or of any of the Loan Documents, shall be construed so as to deem the relationship between Borrower and Bank to be other than that of borrower and lender. Borrower shall at all times represent that the relationship between Borrower and Bank is solely that of borrower and lender. Borrower hereby indemnifies and agrees to hold Bank harmless from and against any cost, expense, or liability incurred or suffered by Bank as a result of any assertion or claim of any obligation or responsibility of Bank for the management, operation, and conduct of business and affairs of the Borrower, or as a result of any assertion or claim of any liability or responsibility of Bank for the payment or performance of any indebtedness or obligation of the Borrower.

         9.03. INDEMNIFICATION OF BANK. Borrower hereby expressly acknowledges and recognizes Borrower's responsibility for and agrees to indemnify and hold Bank and its successors and assigns absolutely harmless from and against all costs, expenses, liabilities, losses, damages, or obligations incurred by or imposed upon or alleged to be due from Bank or its successors and assigns in connection with the assertion of:

         a.       Any  claim  for   brokerage,   agency  or  finder's   fees  or
                  commissions in connection with the Loans; or

         b. any claim for attorneys', appraisal, title insurance, inspection, or other fees, costs, and expenses incurred in connection with the negotiation, closing, administration, collection or refinancing of the Loans, which arise by, through, or on behalf of the Borrower or any agent or representative of them.

Without intending to limit the remedies available to Bank with respect to the enforcement of its indemnification rights as stated herein or as stated in any Loan Document, in the event any claim or demand is made or any other fact comes to the attention of Bank in connection with, relating or pertaining to, or arising out of the transactions contemplated by this Agreement, which Bank reasonably believes might involve or lead to some liability of Bank, Borrower shall, immediately upon receipt of written notification of any such claim or demand, assume in full the personal responsibility for and the defense of any such claim or demand and pay in connection therewith any loss, damage, deficiency, liability, or obligation, including, without limitation, legal fees and court costs incurred in connection therewith. In the event of court action in connection with any such claim or demand, Borrower shall assume in full the responsibility for the defense of any such action and shall immediately satisfy and discharge any final decree or judgment rendered therein. Bank may, in its sole and absolute discretion, make any payments sustained or incurred by reason of any of the foregoing; and Borrower shall immediately repay to Bank in cash the amount of such payment, with interest thereon at the maximum rate of interest permitted by applicable law from the date of such payment, or in the event no such maximum rate exists, then at a rate equal to two percent (2%) above the prime rate established on a daily basis by THE WALL STREET JOURNAL. Bank shall have the right to implead Borrower as party defendants in any legal action brought against Bank, and Borrower hereby consents to the entry of an order making the Borrower a party defendant to any such action.

         9.04. AGENCY DISCLAIMER. Nothing herein shall be construed as making or constituting Bank as the agent of the Borrower in making payments pursuant to any construction contracts or subcontracts entered into by the Borrower for development of the Premises or otherwise, the purpose of all requirements of Bank hereunder being solely to allow Bank to check and require documentation (including, but not limited to, lien waivers) sufficient to protect Bank and the Loan contemplated hereby. Borrower shall have no right to rely on any procedures required by Bank, Borrower hereby acknowledges that:

         a. Borrower has sole responsibility for development of the Premises; and

         b. Borrower has solely on Borrower's own behalf selected or approved each contractor, each subcontractor, and each materialman, Bank having no responsibility for such persons or entities or for the quality of their materials or workmanship and development of the Premises.

         9.05. ADDITIONAL DISCLAIMERS. In addition to the disclaimers and indemnities set forth above, the parties agree that the following provisions shall govern:

         a. Borrower agrees to indemnify and hold the Bank (for purposes of this paragraph, the term the "Bank" shall include the directors, officers, partners, employees, and agents of the Bank, and any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with the Bank) harmless from and against, and to reimburse the Bank with respect to, any and all claims, demands, losses, damages (including consequential damages), liabilities, causes of action, judgments, penalties, costs, and expenses (including attorneys' fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, imposed on, asserted against, or incurred by the Bank at any time and from time to time by reason of, in connection with, or arising out of:

                  i. the breach of any representation or warranty of Borrower as set forth herein regarding asbestos, material containing asbestos, or Applicable Environmental Laws (defined hereinabove in Section 6.11(b));

                 ii. the failure of Borrower to perform any obligation herein required to be performed by Borrower regarding asbestos, material containing asbestos, or Applicable Environmental Laws;

                iii. any violation on or before the maturity date of the Note (as hereinafter defined) of any Applicable Environmental Law in effect on or before the maturity date of the Note;

                 iv. the removal of hazardous substances or solid wastes from the Premises (or if removal is prohibited by law, the taking of whatever action is required by law);

                  v. the removal of asbestos or material containing asbestos from the Premises (or if removal is prohibited by law, the taking of whatever action is required by law including without limitation the implementation of any required operation and maintenance program);

                 vi. any act, omission, event, or circumstance existing or occurring on or prior to the maturity date of the Note (including without limitation the presence on the Premises or release from the Premises of hazardous substances or solid wastes disposed of or otherwise released on or prior to the maturity date of the Note), resulting from or in connection with the ownership, construction, occupancy, operation, use or maintenance of the Premises, regardless of whether the act, omission, event, or circumstance constitutes a violation of any Applicable Environmental Law at the time of its existence or occurrence; and

                vii. any and all claims or proceedings (whether brought by a private party or Governmental Authority) for bodily injury, property damage, abatement, or remediation, environmental damage, or impairment, or any other injury or damage resulting from, or relating to any hazardous substance or solid waste located upon or migrating into, from, or through the Premises (whether or not any or all of the foregoing was caused by the Borrower or its successors or assigns, or a prior owner of the Premises or successors or assigns, or any third party and whether or not the alleged liability is attributable to the handling, storage, generation, transportation, or disposal of such substance or waste or the mere presence of such substance or waste on the Premises). Without limitation, the foregoing indemnities shall apply to each indemnified party with respect to claims, demands, losses, damages (including consequential damages), liabilities, causes of action, judgments, penalties, costs, and expenses (including attorneys' fees and court costs) which in whole or in part are caused by or arise out of the negligence of such (or any other) indemnified party. However, such indemnities shall not apply to any indemnified party to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of such indemnified party. The "maturity date of the Note" as used herein shall mean the earlier of the following two dates:

                           a. The date on which the indebtedness and obligations secured hereby have been paid and performed in full and the obligations under this Agreement have been discharged; or

                           b. the date on which the lien of any Security Agreement is foreclosed or a conveyance by deed in lieu of such foreclosure is fully effective; provided, if such payment, performance, release, foreclosure, or conveyance is challenged, in bankruptcy proceedings or otherwise, the maturity date of the Note shall be deemed not to have occurred until such challenge is rejected, dismissed, or withdrawn with prejudice.

         The foregoing indemnities shall not terminate upon the maturity date of the Note or upon the release, foreclosure, or other termination of this Agreement but will survive the maturity date, or conveyance in lieu of foreclosure, and the repayment of the secured indebtedness and the discharge and release of this Agreement and the other Loan Documents evidencing or securing the secured indebtedness. Any amount to be paid hereunder by Borrower to the Bank shall be a demand obligation owing by Borrower to the Bank. Nothing in this paragraph, elsewhere in this Agreement, or in any other document evidencing, securing, or relating to the indebtedness secured hereby shall limit or impair any rights or remedies of the Bank against the Borrower or any third party under Applicable Environmental Laws, including without limitation any rights of contribution or indemnification available thereunder.

                                    ARTICLE X
                    ORGANIZATIONAL CHANGES AND DISTRIBUTIONS

         Without the consent of the Bank, not to be unreasonably withheld, the Loan Parties shall not make distributions to their shareholders, members, or partners, increase the salaries of any of those parties, or otherwise effect any change in their structure or capitalization.

                                   ARTICLE XI
                                   SUPERSEDEAS

         In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of any other Loan Document, the terms and conditions of this Agreement shall control.

                                   ARTICLE XII
                                  MISCELLANEOUS

         12.01. INUREMENT. This Agreement shall be binding upon, and shall inure to the benefit of the Loan Parties and the Bank, and their respective heirs, legal representatives, successors and assigns; provided that no Loan Party may assign any rights or obligations under this Agreement without the prior written consent of Bank; and provided further that Bank specifically, but without limitation, has the right to transfer or assign all or any part of its rights, duties, and obligations under and pursuant to the Loan Documents, and commencing at the time of and following any such transfer or assignment, Bank shall have no liability or obligation with respect to such rights, duties, and obligations so transferred or assigned.

         12.02. SURVIVAL. The provisions hereof shall survive the execution of all instruments herein mentioned, shall continue in full force and effect until the Loan has been paid in full, and shall not be affected by any investigation made by any party. This instrument may be amended only by an instrument in writing executed by the parties hereto.

         12.03. NOTICES. Any notice required or permitted to be given hereunder shall be in writing and shall be considered properly given if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, or by delivering same in person to the intended addressee or by prepaid telegram. Notice so mailed shall be effective upon its deposit in a Post Office or other depository under the care or custody of the United States Postal Service. Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notice, the addresses of the parties shall be as set forth below; provided, however, that any party shall have the right to change such party's address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days' notice to all other parties in the manner set forth hereinabove:

                      If to Borrower: AMEN Properties, Inc.
                                    303 West Wall, Suite 2300
                                    Midland, Texas 79701

                                    If to Guarantors:McGraw Brothers Investments

                                    Moriah Investment Partners

                                    LCM Partnership

                                    W Power and Light, LP
                                    310 West Wall, Suite 100
                                    Midland, Texas 79701

                                    James M. Alexaner

                                    Jon M. Morgan

                                    Eric Oliver

                                    Forrest Gilliam, Jr.

                                    John Bergman

                                    John Norwood

                                    Bruce E. Edgington

         If to Bank:                Western National Bank
                                    508 West Wall, Suite 1100
                                    Midland, Texas  79701
                                    Attn:  Mr. Wesley D. Bownds

         12.04. SEVERANCE. Bank is relying and is entitled to rely upon each and all of the provisions of this Agreement; and accordingly, if any provision or provisions of this Agreement should be held to be invalid or ineffective, then all other provisions hereof shall continue in full force and effect notwithstanding.

         12.05. ENTIRETIES. THIS AGREEMENT, THE NOTE, ANY CONTRACTS OR INSTRUMENTS RELATING THERETO, REPRESENT THE ENTIRE AGREEMENT BETWEEN THE PARTIES, AND IT IS EXPRESSLY UNDERSTOOD THAT ALL PRIOR CONVERSATIONS OR MEMORANDA BETWEEN THE PARTIES REGARDING THE TERMS OF THIS AGREEMENT SHALL BE SUPERSEDED BY THIS AGREEMENT. ANY AMENDMENT, APPROVAL, OR WAIVER BY WESTERN OF THE TERMS OF THIS AGREEMENT, THE NOTE AND ANY CONTRACTS OR INSTRUMENTS RELATING THERETO, MUST BE IN WRITING OR CONFIRMED WRITING, AND SHALL BE EFFECTIVE ONLY TO THE EXTENT SPECIFICALLY SET FORTH IN SUCH WRITING. THIS AGREEMENT, IN
CONJUNCTION WITH THE NOTE AND ANY CONTRACTS OR INSTRUMENTS RELATING THERETO, SHALL SERVE TO EVIDENCE THE TERMS OF THE ENTIRE AGREEMENT BETWEEN THE PARTIES.

         IN WITNESS HEREOF, the parties hereto have executed this Agreement in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument, effective as of the day and year first above written.






                                     BORROWER:

                                     AMEN PROPERTIES, INC.



                                     BY: /s/ JON M. MORGAN
                                     ----------------------------------
                                     JON M. MORGAN, PRESIDENT


                                     GUARANTORS:

                                     MCGRAW BROTHERS INVESTMENTS




                                     BY: /s/ KYLE A. MCGRAW
                                     -----------------------------------
                                     KYLE A. MCGRAW


                                     MORIAH INVESTMENT PARTNERS



                                     BY: /s/ DALE A. BROWN
                                     -----------------------------------
                                     DALE A. BROWN, PARTNER



                                     BY: /s/ CARY BROWN
                                     -----------------------------------
                                     CARY BROWN, PARTNER


                                     LCM PARTNERSHIP


                                     BY: /s/ JAMES M. ALEXANDER
                                     -----------------------------------
                                     JAMES M. ALEXANDER, PARTNER


                                     BY: LAURA ALEXANDER EAGLE
                                     -----------------------------------
                                     LAURA ALEXANDER EAGLE, PARTNER


                                     BY: /s/ CATHEY ALEXANDER WEATHERL
                                     -----------------------------------
                                     CATHEY ALEXANDER WEATHERL, PARTNER

                                     W POWER AND LIGHT, LP

                                     BY: AMEN PROPERTIES, INC., ITS
                                     GENERAL PARTNER


                                     BY: /s/ JON M. MORGAN
                                     -----------------------------------
                                     JON M. MORGAN, PRESIDENT




                                     BY: /s/ JAMES A. ALEXANDER
                                     -----------------------------------
                                     JAMES A. ALEXANDER, INDIVIDUALLY

                                     /s/ JON M. MORGAN
                                     ----------------------------------
                                     JON M. MORGAN, INDIVIDUALLY

                                     /s/ ERIC OLIVER
                                     ----------------------------------
                                     ERIC OLIVER, INDIVIDUALLY

                                     /s/ FORREST GILLIAM, JR.
                                     ----------------------------------
                                     FORREST GILLIAM, JR., INDIVIDUALLY

                                     /s/ JOHN BERGMAN
                                     ----------------------------------
                                     JOHN BERGMAN, INDIVIDUALLY

                                     /s/ JOHN NORWOOD
                                     ----------------------------------
                                     JOHN NORWOOD, INDIVIDUALLY


                                     ----------------------------------
                                     BRUCE E. EDGINGTON, INDIVIDUALLY

                                      BANK:

                                      WESTERN NATIONAL BANK


                                      BY:   WESLEY D. BOWNDS, PRESIDENT

                                  SCHEDULE 6.03

                               PENDING LITIGATION

                                      NONE.

                                   EXHIBIT "A"

                       FORM OF BORROWING BASE CERTIFICATE


                              W POWER AND LIGHT, LP

                              BORROWING BASE REPORT




ACCOUNTS RECEIVABLES:

Eligible Accounts Receivable as of ------------------------------- $ ----------

Multiplier                                                             x 75%

Receivables portion of Borrowing Base                              $-----------

Plus $500,000.00 availability for issuance of Letters of Credit    $-----------

Borrowing Base:                                                    $-----------

Less issued and outstanding Letters of Credit                      $-----------

Less amount advanced under line of credit                          $-----------

Amount available (or required paydown) on line of credit           $-----------

Submitted By: AMEN Properties, Inc. and W Power and Light, LP


-----------------------------------
    Jon M. Morgan, President

-----------------------------------
         Date

                                                                       EXHIBIT B
                             COMPLIANCE CERTIFICATE

         Reference is made to that certain Loan Agreement dated as of February 25, 2005, among AMEN PROPERTIES, INC. (the "BORROWER"); MCGRAW BROTHERS INVESTMENTS, MORIAH INVESTMENT PARTNERS, LCM PARTNERSHIP, W POWER AND LIGHT, LP, JAMES M. ALEXANDER, JON M. MORGAN, ERIC OLIVER, FORREST GILLIAM, JR., JOHN BERGMAN, JOHN NORWOOD AND BRUCE EDGINGTON (collectively, the "GUARANTORS"); and WESTERN NATIONAL BANK ("BANK") (as so restated, the "LOAN AGREEMENT").

         1. Pursuant to the provisions of the Loan Agreement, the undersigned hereby certifies, represents and warrants to Bank that, to the best of their knowledge, except as set forth below, (I) during the period covered by this certificate, no Event of Default has occurred; (ii) there exists no condition or event that, with the giving of notice or lapse of time or both, would constitute an Event of Default; and (iii) during the period covered by this certificate, Borrower has observed, performed and complied in all material respects with all covenants, agreements, duties and obligations contained in the Loan Papers.

         Exceptions to the above certification: [State "none" or specify the nature and period of existence thereof and the action that Borrower is taking or proposed to take with respect thereto.]

         2. The Borrower's Debt Service Coverage Ratio is ___ to 1.0.

         3. To the best knowledge of the undersigned, the attached financial statements are true and correct and correctly set forth the financial position and results of operations at the date(s) and for the period(s) stated. The attached financial statements include all contingent liabilities and cash flow information of Borrower.

         4. Period  covered:  [Year,  Quarter,  or Month] ended  ______________,
20___.

         5. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

Dated: __________________________


                                          W POWER & LIGHT, LP

                                          BY: AMEN PROPERTIES, INC.,
                                                   ITS GENERAL PARTNER



                                          By: /s/  JON M. MORGAN
                                          ---------------------------------
                                                   JON M. MORGAN, PRESIDENT
                                       1